UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2011 (June 17, 2011)

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-29092	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7901 Jones Branch Drive, Suite 900

McLean, VA 22102

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (703) 902-2800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    Pursuant to an offer letter dated June 17, 2011 and effective as of July 5, 2011, Primus Telecommunications Group, Incorporated (“Primus” or the “Company”) appointed Kenneth D. Schwarz, 58, as Chief Financial Officer (Principal Financial Officer) and Senior Vice President, Information Technology.

Prior to joining Primus on July 5, 2011 and from January 2008 through June 2011, Mr. Schwarz served as President of Simplexity, LLC, an Internet wireless retailer that acquired the assets of InPhonic, Inc. in bankruptcy, and led the company through a financial restructuring. From August 2007 to December 2007, Mr. Schwarz had served as Chief Financial Officer of InPhonic. Prior to joining InPhonic, Mr. Schwarz served in executive positions at Intersections Inc., a provider of identity management solutions, from May 1999 to January 2007, including President, Consumer Solutions from January 2005 to January 2007 and Executive Vice President and Chief Financial Officer from May 1999 to December 2004. Prior to joining Intersections, from August 1996 to January 1999, Mr. Schwarz served as Senior Vice President of Finance and Information Technology for WinStar Telecommunications, Inc., a telecommunications company. Mr. Schwarz previously held positions with Cable & Wireless, Inc., TeleSpectrum, Inc., Unitel Communications, Inc., National Telephone Services, Inc., Applied Graphics Technology, Inc. and MCI Communications Corporation, and is a C.P.A. who worked for Deloitte & Touche LLP from 1976 to 1981. Mr. Schwarz is the Chairman of the Board of Directors of ProActive Schools, Inc. He holds a B.S. and an M.B.A. from Indiana University.

The following is a summary of the offer letter the Company entered into with Mr. Schwarz. The following summary is qualified in its entirety by the terms of the offer letter, a copy of which is filed as Exhibit 10.1 hereto and is incorporated into this Item 5.02(c) by reference. Pursuant to the terms of his offer letter, Mr. Schwarz will receive an initial annual base salary of $325,000. In addition, Mr. Schwarz will be eligible to earn an annual bonus of up to 50% of his base salary based on performance criteria approved by the Company’s Compensation Committee. Mr. Schwarz will have the opportunity for future long-term and short-term incentive equity grants consistent with corporate executive level positions starting in 2011, pending approval of the equity grants by the Company’s Board of Directors. Mr. Schwarz will also be eligible to participate in the Company’s employee benefits plans. In the event the Company terminates Mr. Schwarz’s employment “without cause” within the first two consecutive years of employment, the Company agrees to pay Mr. Schwarz separation pay equal to six months of his then current base salary and reimburse him for the monthly premiums for elected COBRA coverage for a period of up to six months. In the event the Company terminates Mr. Schwarz’s employment “without cause” after two consecutive years of employment, the Company agrees to pay Mr. Schwarz separation pay equal to twelve months of his then current base salary and reimburse him for the monthly premiums for elected COBRA coverage for a period of up to twelve months. For purposes of the offer letter, “without cause” means for any reason other than willful misconduct, fraud, breach of ethics and other published policies of the Company.

On June 23, 2011, the Company issued a press release announcing Mr. Schwarz’s appointment, as described in this Item 5.02(c) of this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Offer letter between the Company and Kenneth D. Schwarz dated June 17, 2011.

99.1	Press Release announcing appointment of Kenneth D. Schwarz dated June 23, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

Dated: June 23, 2011	By:	/s/ Christie A. Hill
	Name:	Christie A. Hill, Esq.
	Title:	General Counsel, Secretary and Senior Vice President, Compliance Officer